Agreement of Understanding Between Rampart
                       Properties Corporation and The New
                         Property Owner's Association of
                                  Newport, Inc.

Presently. the New Property Owner's Association of Newport, Inc. (the "NPOAN) is engaged in several litigation matters (the "NPOAN Claims") with the Chapter 7 Trustee (the "Trustee") appointed in Case No. 97-4083-H1-11 in The United States Bankruptcy Court For the Southern District of Texas Houston Division ( the "Court,), and in such matter, the Trustee has asserted various claims against the NPOAN (the "Trustee Claims").

Rampart Properties Corporation (Rampart Properties Corporation or its transfer and assigns, which are to be affiliates of Rampart Properties Corporation, shall be hereinafter referred to as Rampart has entered into a Purchase and Sale Agreement ( the "Purchase and Sale Agreement") with the, Trustee to purchase all of the assets of the Estate free and clear of all liens, claims and encumbrances in accordance with the Trustee's First Amended Liquidating Chapter 11 Plan (the "Plan") The Trustee has also agreed to transfer to Rampart the Trustee Claims.

Until this date, the NPOAN has opposed the, Plan.

To induce the NPOAN to support the Plan, Rampart has agreed to, among other things, settle and discharge the Trustee Claims.

To induce Rampart to consummate the purchase of the Estate with the Trustee, NPOAN has agreed to among other things, settle and discharge the NPOAN Claims.

Now Therefore, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged Rampart and the NPOAN hereby agree as follows:

1. Each Rampart and the NPOAN agree to execute reasonable settlement documents acceptable to each patty which mutually release, extinguish and discharge, forever, each party from any and all past acts, obligations, ditties oi-indebtedness in ;my way relating to the Trustee Claims or the NPOAN Claims as applicable and which dismiss all on going litigation relating thereto, with prejudice,

2. Rampart agrees to assign, set over and transfer all of its rights and obligations relating to the collection of fixture property assessments and fees for the entire Newport subdivision ("Newport") the plat of which is attached hereto as Exhibit "A" (the Newport Plat"),which it has, if any, and the NPOAN agrees to assume all obligations and duties arising on or after the effective date of this agreement of Rampart and the previous developer in connection with the security, improvement, maintenance, beautification and other matters relating to the daily operation of the common areas of the subdivision. In this regard, NPOAN agrees to operate and maintain Newport as a first class subdivision in the suburban Houston, Texas market place. Without in any way limiting the generality of the foregoing, NPOAN agrees to spend up to $150,000 as soon as is reasonably possible to improve, upgrade, maintain and bring into good operating status and condition the following items:


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        a. The pumps,  fountains  and lighting  located  within the ponds at the main entrance to Newport.

        b. The pumps, skimmers, docking and finish of the swimming pool located adjacent the golf club house and the landscaping and fencing associated therewith.

        c. The surface and netting of the tennis courts located adjacent the golf club house and the landscaping and fencing associated therewith.

        d. The small service parking located adjacent to the c and c ("b, c and d shall be collectively referred to herein as the "Swimming Recreation Area"),

        e. Grading and where appropriate resurfacing of the easements containing road access to the San Jacinto River and to Lake Houston.

3. Notwithstanding any provisions to the contrary in paragraph 2 above, Rampart shall maintain its rights, privileges and authority to enforce the collection of all delinquent assessments and fee assigned to Rampart by the Trustee under the terms of the Plan including, without limitation, the rights and powers of foreclosure,

4. The NPOAN shall amend its bylaws to provide that as long as Rampart owns more then 50 lots or more then 15 acres within Newport, Rampart shall be allowed to appoint one board member to the board of directors of the NPOAN.

5. Rampart agrees to transfer to the NPOAN fee title where applicable or alternatively all of its rights, title or interest it may have, if any, in and to the real property or real property rights as applicable, delineated on the Newport Plat and generally described as follows:

         a.     The Swimming Recreation Area;
         b. The areas described as restricted recreational reserves; c The easement rights relating to road access to the river and lake;
         d. Any rights relating to access to or control over the horse stables and boat storage areas; and e. Permanent easement rights to the ponds located at the main entrance.

6. NPOAN agrees to pay to Rampart $850,000 plus interest (hereon upon the following terms and conditions:

         a. NPOAN shall execute a promissory note payable to the order of Rampart in the original principal amount of $850,000. The note shall bear interest at 10% per annum and shall be payable monthly based upon a full amortization over 120 months. The monthly payments will consist of 119 monthly payments of $11,286 with the final payment equal to the remaining outstanding principal balance plus accrued and unpaid interest due at that time.


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b.       The note will be  secured  by a first  lien deed of trust and  purchase money lien in and to all property and property rights transferred to the NPOAN by Rampart as set forth in paragraph 5 above. In addition, Rampart will be granted a collateral assignment of the NPOAN'S rights to collect assessments from the Newport property owners.

7. In addition to the rights of Rampart to the existing delinquent accounts referred to in paragraph 3, Rampart shall have the right to buy from the NPOAN any and all past due claims which N'POAN may have against certain owners of unimproved lots within Newport after the time NPOAN files a lien against their property and prior to foreclosure. The purchase price shall be the amount of the past due assessments. NPOAN agrees it will give Rampart written notice of its intent to foreclose at least ten business days prior the initiation of such proceedings. On any claims purchased by Rampart, NPOAN shall assign all rights it may have in and to such claim to Rampart. Currently the NPOAN has assigned several foreclosure matters to an attorney for collection on a contingency basis. NPOAN agrees to assist Rampart in obtaining such matters from the attorney and assigning such claims to Rampart. Rampart agrees to reimburse the attorney a reasonable amount for his efforts to date.

8. Any lots or real property obtained by Rampart, now or in the future, shall enjoy an indefinite waiver of fees and assessments of the NPOAN as long as such lots or real property are owned by Rampart. Any builder to whom Rampart sells a lot or lot shall have up to a 24 month deferral of fees and assessments of the NPOAN. Such deferred fees or assessments shall be payable upon the sale of a lot to a home buyer or a retail purchaser. Any retail purchaser shall be subject to fees and assessments in accordance with the subdivision ordinances

9. The NPOAN agrees to allow users of the golf facilities, club house and other facilities related thereto and their families access to the Swimming Recreation Area for $1.00 per day per person.

10. Rampart and its officers and employees and each of their respective immediate families, shall have unrestricted access to areas described in and of paragraph 5 other than rights to the boat storage.

11. NPOAN agrees to join Rampart in a letter writing campaign, press releases and other items announcing the resolution of existing litigation and a new beginning for Newport. If requested by Rampart, the NPOAN will join Rampart with the ongoing promotion of Newport upon terms reasonably satisfactory to both parties.

12. By executing this agreement, each patty represents and warrants that it is authorized to execute this document by all applicable laws and regulations and that this document is enforceable against such party in accordance with the terms hereof.

13. This document may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall be deemed one and the same document. Facsimilie copies of a signature may be deemed an original for all purposes,

14. Each Rampart and the NPOAN agree to execute whatever documents, instruments and agreements requested by the other party hereto which are reasonable necessary to memorialiize and effectuate the terms and conditions of the parties set forth herein.

15. 1-his agreement is contingent upon (i) settlement of the disputes betw6sh the Trustee and the NPOAN regarding NPOAN's unsecured and administrative claims and (ii) confirmation of the Plan.

16. Rampart and any successor builder or developer shall assign any all voting rights they have in connection with the ownership of unimproved lots to the NPOAN.

Executed this 21 st day of January, 1999.

New Property Owners Association of Newport Inc.


By: /s/ Darrell Guidry                            By: /s/ Jimmy R. Hembree

Name: Darrell Guidry  Name: Jimmy R Hembree

By: /s/ Daniel J. Kasarzak                        By: /s/ Wilson B. Gravitt

Name Daniel J. Kasarzak                            Name Wilson B. Gravitt




Rampart Properties Corporation                     By: /s/ Shannon Spears
                                                         Shannon Spears
/s/ J. H. Carpenter                                 Vice-President Director
J. H. Carpenter
President                                          By: /s/ Erwin T. Walker
                                                   Erwin T. Walker, Director